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                    AMENDMENT TO THE PARTICIPATION AGREEMENT
                                DATED MAY 15,1998
                                  BY AND AMONG
                             OCC ACCUMULATION TRUST,
                              OCC DISTRIBUTORS AND
                   THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

       This is an amendment to the May 15, 1998 Participation Agreement ("Agreement") among OCC Accumulation Trust, OCC Distributors, and The Lincoln National Life Insurance Company.

       The following separate accounts of The Lincoln National Life Insurance Company are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule 2:

Lincoln Life Flexible Premium Variable Life Separate' Account M
Lincoln Life Premium Variable Life Separate Account R
Lincoln Life Variable Annuity Account N

October 7, 1998



                                                       OCC ACCUMULATION TRUST

                                                       By:
                                                       Name
                                                       Title:


                                                       OCC DISTRIBUTORS

                                                       By:
                                                       Name:
                                                       Title:

                                                       THE LINCOLN NATIONAL LIFE
                                                       INSURANCE COMPANY

                                                       By:
                                                       Name:
                                                       Title: